Filed by City Holding Company
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
NEWS RELEASE

For Immediate Release
January 24, 2023

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Record Annual Earnings

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $5.9 billion bank holding company headquartered in Charleston, West Virginia, today announced record net income of $102.1 million and record diluted earnings of $6.80 per share for the year ended December 31, 2022. For the year ended December 31, 2022, the Company achieved a return on assets of 1.71% and a return on tangible equity of 20.3%.

Net Interest Income

The Company’s net interest income increased from $155.6 million for the year ended December 31, 2021 to $180.0 million for the year ended December 31, 2022. The Company’s tax equivalent net interest income increased $24.4 million, or 15.6%, from $156.9 million for the year ended December 31, 2021 to $181.3 million for the year ended December 31, 2022. Net interest income increased by $12.0 million, $7.3 million and $3.4 million, respectively, due to increases in the yields on loans (net of loan fees and accretion), investments, and deposits in depository institutions, of 35 basis points, 47 basis points and 94 basis points, respectively, all due primarily to increases in the Federal Funds rate during 2022. In addition, higher average investment and loan balances ($189.2 million and $37.5 million, respectively) increased net interest income by $3.9 million and $1.8 million, respectively. These increases were partially offset by a decrease in loan fees associated with PPP loans of $3.5 million from 2021 and a decrease in accretion from fair value adjustments of $1.0 million. The Company’s reported net interest margin increased from 2.89% for the year ended December 31, 2021 to 3.33% for the year ended December 31, 2022.

The Company’s net interest income increased from $48.8 million during the third quarter of 2022 to $52.0 million during the fourth quarter of 2022. During the fourth quarter of 2022, the Company’s tax equivalent net interest income increased $3.3 million, or 6.7%, to $52.4 million from $49.1 million during the third quarter of 2022. Net interest income increased by $4.3 million and $1.9 million, respectively, due to an increase in loan (net of loan fees and accretion) and investment yields of 46 basis points and 50 basis points, respectively, due to recent increases in the Federal Funds rate. In addition, the yield on deposits in depository institutions also increased by 94 basis points which increased net interest income by

$0.4 million. These increases were partially offset by an increase in the cost of interest bearing liabilities (27 basis points) which decreased net interest income by $2.5 million and lower average deposits in depository institution balances ($126.7 million) which decreased net interest income by $0.7 million. The Company’s reported net interest margin increased from 3.57% for the third quarter of 2022 to 3.89% for the fourth quarter of 2022.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned decreased from 0.21%, or $7.6 million, at December 31, 2021 to 0.17%, or $6.3 million at December 31, 2022. Total past due loans increased from $6.8 million, or 0.19% of total loans outstanding, at December 31, 2021 to $9.2 million, or 0.25% of total loans outstanding, at December 31, 2022.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Credit Losses, the Company recorded a provision for credit losses of $0.5 million in the fourth quarter of 2022 and $0.5 million for the year ended December 31, 2022, compared to no provision for credit losses for the fourth quarter of 2021 and a recovery of credit losses of $3.2 million for year ended December 31, 2021. The provision for the year ended December 31, 2022, was a result of net charge-offs for the year that were partially offset by the repayment of a loan from a previous acquisition and release of the associated credit mark.

Non-interest Income

Non-interest income was $72.1 million for 2022 as compared to $69.6 million for 2021. The Company reported $1.6 million of unrealized fair value losses on the Company’s equity securities during 2022 compared to $0.3 million of realized security gains on the sale of investments and $0.5 million of unrealized fair value gains on the Company’s equity securities during 2021. Exclusive of these realized and unrealized gains and losses, non-interest income increased from $68.8 million for the year ended December 31, 2021 to $73.7 million for the year ended December 31, 2022. This increase was largely attributable to an increase of $2.8 million, or 10.9%, in service charges and a $1.7 million, or 42.7%, increase in bank owned life insurance due to higher death benefit proceeds received in 2022 compared to 2021. In addition, trust and investment management fee income and bankcard revenues each increased $0.4 million from the year ended December 31, 2021. These increases were partially offset by a decrease of $0.4 million in other income.

Non-interest income was $18.5 million during the quarter ended December 31, 2022 as compared to $17.6 million during the quarter ended December 31, 2021. During the fourth quarter of 2022, the Company reported $0.3 million of unrealized fair value losses on the Company’s equity securities compared to $0.1 million of unrealized fair value gains on the Company’s equity securities during the fourth quarter of 2021. Exclusive of these unrealized fair value gains and losses, non-interest income increased from $17.6 million for the fourth quarter of 2021 to $18.8 million for the fourth quarter of 2022. This increase was largely attributable to higher bank owned life insurance due to higher death benefit proceeds received ($1.1 million).

Non-interest Expenses

Non-interest expenses increased from $117.2 million for 2021 to $124.3 million for 2022. This increase was primarily due to an increase in salaries and employee benefit expenses ($4.7 million, due to higher salary adjustments during 2022, increased incentive compensation, and increased health insurance) and equipment and software related expenses ($1.3 million). In addition, occupancy related expenses increased $0.6 million, advertising increased $0.3 million, and merger related expenses increased $0.3 million.

Non-interest expenses increased $4.0 million (13.8%), from $28.6 million in the fourth quarter of 2021 to $32.6 million in the fourth quarter of 2022. This increase was largely due to an increase in salaries and employee benefits of $1.9 million due to increased incentive compensation, increased health insurance, and higher salary adjustments during 2022. In addition, other expenses increased $0.6 million; equipment and software related expenses increased $0.6 million; occupancy related expenses increased $0.3 million; and merger related expenses increased $0.3 million.

Balance Sheet Trends

Loans increased $102.4 million (2.9%) from December 31, 2021 to $3.64 billion at December 31, 2022. PPP loans of $6.6 million at December 31, 2021 were fully repaid during 2022. Excluding outstanding PPP loans (included in the commercial and industrial loan category), total loans increased $109.0 million, (3.1%), from December 31, 2021 to $3.64 billion at December 31, 2022. Residential real estate loans increased $144.6 million (9.3%); commercial and industrial loans increased $34.3 million (10.1%) (excluding PPP loans); home equity loans increased $12.0 million (9.8%); and consumer loans increased $7.9 million (19.3%). These increases were partially offset by decreases in commercial real estate loans ($86.6 million, or 5.9%).

Total average depository balances for the year ended December 31, 2022 increased $141.0 million, or 2.9%, as compared to the year ended December 31, 2021. Average savings deposits increased $123.5 million, average noninterest bearing demand deposits increased $113.6 million, and average interest bearing demand deposits increased $78.4 million. These increases were partially offset by a decrease in average time deposits of $174.5 million.

Income Tax Expense

The Company’s effective income tax rate for the quarter and year ended December 31, 2022 was 18.2% and 19.8%, respectively, compared to 21.1% and 20.8% for the comparable periods in 2021.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 74.9% and the loan to asset ratio was 62.0% at December 31, 2022. The Company maintained investment securities totaling 26.0% of assets as of the same date. The Company’s deposit mix is weighted toward checking and saving accounts that fund 67.7% of assets at December 31, 2022. Time deposits fund 15.1% of assets at December 31, 2022, but very few of these deposits are in accounts that have balances of more than $250,000.

The Company continues to be strongly capitalized with tangible equity of $462 million at December 31, 2022. Due primarily to unrealized security losses during the year ended December 31, 2022, the Company’s tangible equity ratio decreased from 9.6% at December 31, 2021 to 8.0% at December 30, 2022. However, unrealized security losses are not incorporated into measures of regulatory capital. At December 31, 2022, City National Bank’s Leverage Ratio was 8.55%, its Common Equity Tier I ratio was 13.88%, its Tier I Capital ratio was 13.88%, and its Total Risk-Based Capital ratio was 14.28%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On November 15, 2022, the Board approved a quarterly cash dividend of $0.65 cents per share payable January 31, 2023, to shareholders of record as of January 13, 2022. During the year ended December 31, 2022, the Company repurchased 325,000 common shares at a weighted average price of $81.50 per share as part of a one million share repurchase plan authorized by the Board of Directors in May 2022. As of December 31, 2022, the Company could repurchase approximately 817,000 shares under the current plan.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 94 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) the uncertainties on the Company’s business, results of operations and financial condition, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its continued influence on financial markets, the effectiveness of the Company’s work from home arrangements and staffing levels in operational facilities, the impact of market participants on which the Company relies and actions taken by governmental authorities and other third parties in response to the pandemic; (3) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (4) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (5) changes in the interest rate environment; (6) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (7) changes in technology and increased competition, including competition from non-bank financial institutions; (8) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (9) difficulty growing loan and deposit balances; (10) our ability to effectively execute our business plan, including with respect to future acquisitions; (11) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (13) regulatory enforcement actions and adverse legal actions; (14) difficulty attracting and retaining key employees; (15) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its December 31, 2022 Form 10-K. The Company will continue to evaluate the impact of any subsequent events on the preliminary December 31, 2022 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021

Earnings
Net Interest Income (fully taxable equivalent)	$52,381	$49,108	$41,611	$38,239	$40,956	$181,339	$156,906
Net Income available to common shareholders	30,672	27,374	22,683	21,342	23,386	102,071	88,080

Per Share Data
Earnings per share available to common shareholders:
Basic	$2.06	$1.84	$1.51	$1.41	$1.54	$6.81	$5.67
Diluted	2.05	1.83	1.51	1.41	1.54	6.80	5.66
Weighted average number of shares (in thousands):
Basic	14,756	14,776	14,888	14,974	15,026	14,847	15,381
Diluted	14,785	14,800	14,909	15,002	15,056	14,873	15,407
Period-end number of shares (in thousands)	14,788	14,856	14,864	15,045	15,062	14,788	15,062
Cash dividends declared	$0.65	$0.65	$0.6	$0.6	$0.6	$2.5	$2.34
Book value per share (period-end)	39.08	36.91	39.83	42.03	45.22	39.08	45.22
Tangible book value per share (period-end)	31.25	29.09	31.99	34.27	37.44	31.25	37.44
Market data:
High closing price	$101.94	$90.24	$83.07	$85.99	$83.14	$101.94	$87.41
Low closing price	89.32	78.4	73.88	76.82	76.52	73.88	69.05
Period-end closing price	93.09	88.69	79.88	78.7	81.79	93.09	81.79
Average daily volume (in thousands)	75	58	87	59	52	70	57
Treasury share activity:
Treasury shares repurchased (in thousands)	69	9	208	38	131	325	760
Average treasury share repurchase price	$93.12	$80.24	$78.33	$78.09	$78.93	$81.5	$77.21

Key Ratios (percent)
Return on average assets	2.08%	1.83%	1.51%	1.42%	1.56%	1.71%	1.49%
Return on average tangible equity	27.3%	21.8%	18.1%	15.3%	16.7%	20.3%	15.3%
Yield on interest earning assets	4.23%	3.72%	3.15%	2.94%	3.08%	3.51%	3.07%
Cost of interest bearing liabilities	0.48%	0.21%	0.15%	0.17%	0.19%	0.25%	0.26%
Net Interest Margin	3.89%	3.57%	3.04%	2.82%	2.94%	3.33%	2.89%
Non-interest income as a percent of total revenue	26.5%	27.2%	30.9%	32.4%	30.2%	28.6%	30.8%
Efficiency Ratio	45.3%	46.3%	50.5%	51.7%	48.3%	48.2%	51.3%
Price/Earnings Ratio (a)	11.30	12.08	13.23	13.93	13.27	13.67	14.42

Capital (period-end)
Average Shareholders' Equity to Average Assets	9.57%	10.32%	10.26%	11.25%	11.25%
Tangible equity to tangible assets	8.02%	7.41%	7.76%	8.75%	9.58%
Consolidated City Holding Company risk based capital ratios (b):
CET I	16.23%	15.82%	15.85%	16.18%	16.08%
Tier I	16.23%	15.82%	15.85%	16.18%	16.08%
Total	16.62%	16.22%	16.26%	16.60%	16.51%
Leverage	10.01%	9.74%	9.42%	9.58%	9.44%
City National Bank risk based capital ratios (b):
CET I	13.88%	14.68%	14.80%	14.82%	14.35%
Tier I	13.88%	14.68%	14.80%	14.82%	14.35%
Total	14.28%	15.07%	15.21%	15.24%	14.78%
Leverage	8.55%	9.05%	8.81%	8.80%	8.45%

Other (period-end)
Branches	94	94	94	94	94
FTE	909	903	915	897	905

Assets per FTE (in thousands)	$6,467	$6,588	$6,825	$6,703	$6,637
Deposits per FTE (in thousands)	5,357	5,492	5,621	5,574	5,445

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) December 31, 2022 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Interest Income
Interest and fees on loans	$42,963	$38,493	$33,208	$31,874	$35,277	$146,538	$136,676
Interest on investment securities:
Taxable	11,119	9,556	7,547	6,223	5,753	34,445	23,071
Tax-exempt	1,262	1,228	1,205	1,216	1,226	4,911	5,027
Interest on deposits in depository institutions	1,244	1,530	782	238	217	3,794	693
Total Interest Income	56,588	50,807	42,742	39,551	42,473	189,688	165,467

Interest Expense
Interest on deposits	3,010	1,585	1,328	1,521	1,710	7,444	9,405
Interest on short-term borrowings	1,533	440	124	114	132	2,211	489
Total Interest Expense	4,543	2,025	1,452	1,635	1,842	9,655	9,894
Net Interest Income	52,045	48,782	41,290	37,916	40,631	180,033	155,573
Provision for (recovery of) credit losses	500	730	—	(756)	—	474	(3,165)
Net Interest Income After Provision for (Recovery of) Credit Losses	51,545	48,052	41,290	38,672	40,631	179,559	158,738

Non-Interest Income
Net gains on sale of investment securities	4	—	—	—	—	4	312
Unrealized (losses) gains recognized on securities still held	(262)	1	(601)	(723)	52	(1,585)	504
Service charges	7,056	7,487	7,067	6,725	7,057	28,335	25,539
Bankcard revenue	6,791	7,052	7,062	6,444	6,762	27,349	26,987
Trust and investment management fee income	2,343	2,158	2,100	2,197	2,198	8,798	8,415
Bank owned life insurance	1,813	754	978	2,014	748	5,559	3,895
Other income	791	792	1,243	791	799	3,617	3,989
Total Non-Interest Income	18,536	18,244	17,849	17,448	17,616	72,077	69,641

Non-Interest Expense
Salaries and employee benefits	17,148	17,398	16,413	15,577	15,299	66,536	61,850
Occupancy related expense	2,725	2,664	2,620	2,709	2,429	10,718	10,083
Equipment and software related expense	3,341	2,949	2,732	2,769	2,733	11,791	10,486
FDIC insurance expense	413	416	409	435	400	1,673	1,583
Advertising	802	854	951	798	582	3,405	3,091
Bankcard expenses	1,356	1,405	1,665	1,606	1,576	6,032	6,455

Postage, delivery, and statement mailings	597	578	551	636	590	2,362	2,323
Office supplies	441	466	427	410	378	1,744	1,547
Legal and professional fees	610	532	525	527	405	2,194	2,279
Telecommunications	627	651	754	584	702	2,616	2,858
Repossessed asset losses (gains), net of expenses	54	(3)	(32)	40	(29)	59	(57)
Merger related expenses	268	—	—	—	—	268	—
Other expenses	4,203	3,591	3,674	3,436	3,559	14,904	14,687
Total Non-Interest Expense	32,585	31,501	30,689	29,527	28,624	124,302	117,185
Income Before Income Taxes	37,496	34,795	28,450	26,593	29,623	127,334	111,194
Income tax expense	6,824	7,421	5,767	5,251	6,237	25,263	23,114
Net Income Available to Common Shareholders	$30,672	$27,374	$22,683	$21,342	$23,386	$102,071	$88,080

Distributed earnings allocated to common shareholders	$9,521	$9,564	$8,837	$8,943	$8,949	$36,619	$34,901
Undistributed earnings allocated to common shareholders	20,857	17,555	13,643	12,199	14,211	64,494	52,336
Net earnings allocated to common shareholders	$30,378	$27,119	$22,480	$21,142	$23,160	$101,113	$87,237

Average common shares outstanding	14,756	14,776	14,888	14,974	15,026	14,847	15,381
Shares for diluted earnings per share	14,785	14,800	14,909	15,002	15,056	14,873	15,407

Basic earnings per common share	$2.06	$1.84	$1.51	$1.41	$1.54	$6.81	$5.67
Diluted earnings per common share	$2.05	$1.83	$1.51	$1.41	$1.54	$6.80	$5.66

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Assets
Cash and due from banks	$68,333	$65,051	$90,449	$100,877	$101,804
Interest-bearing deposits in depository institutions	131,667	233,302	606,530	497,171	532,827
Cash and cash equivalents	200,000	298,353	696,979	598,048	634,631

Investment securities available-for-sale, at fair value	1,505,520	1,489,392	1,497,227	1,409,513	1,408,165
Other securities	23,807	24,372	24,383	24,785	25,531
Total investment securities	1,529,327	1,513,764	1,521,610	1,434,298	1,433,696

Gross loans	3,646,258	3,628,752	3,566,758	3,559,905	3,543,814
Allowance for credit losses	(17,108)	(17,011)	(17,015)	(17,280)	(18,166)
Net loans	3,629,150	3,611,741	3,549,743	3,542,625	3,525,648

Bank owned life insurance	120,674	121,283	120,528	120,522	120,978
Premises and equipment, net	70,786	71,686	72,388	73,067	74,071
Accrued interest receivable	18,287	17,256	16,342	16,101	15,627
Net deferred tax assets	44,884	49,888	30,802	18,001	63
Intangible assets	115,735	116,081	116,428	116,774	117,121
Other assets	149,263	147,716	118,375	92,331	81,860
Total Assets	$5,878,106	$5,947,768	$6,243,195	$6,011,767	$6,003,695

Liabilities
Deposits:
Noninterest-bearing	$1,351,415	$1,429,281	$1,531,660	$1,357,266	$1,373,125
Interest-bearing:
Demand deposits	1,233,482	1,160,970	1,189,056	1,191,492	1,135,848
Savings deposits	1,396,869	1,427,785	1,435,645	1,425,528	1,347,448
Time deposits	888,100	939,769	985,567	1,024,559	1,068,915
Total deposits	4,869,866	4,957,805	5,141,928	4,998,845	4,925,336
Short-term borrowings
Customer repurchase agreements	290,964	304,807	402,368	288,483	312,458
Other liabilities	139,424	136,868	106,906	92,009	84,796
Total Liabilities	5,300,254	5,399,480	5,651,202	5,379,337	5,322,590

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	170,980	170,138	169,557	170,206	170,942
Retained earnings	706,696	685,657	667,933	654,138	641,826
Cost of common stock in treasury	(215,955)	(209,644)	(209,133)	(194,819)	(193,542)
Accumulated other comprehensive income:
Unrealized gain on securities available-for-sale	(128,066)	(141,997)	(80,498)	(41,229)	17,745
Underfunded pension liability	(3,422)	(3,485)	(3,485)	(3,485)	(3,485)
Total Accumulated Other Comprehensive Income	(131,488)	(145,482)	(83,983)	(44,714)	14,260
Total Stockholders' Equity	577,852	548,288	591,993	632,430	681,105
Total Liabilities and Stockholders' Equity	$5,878,106	$5,947,768	$6,243,195	$6,011,767	$6,003,695

Regulatory Capital
Total CET 1 capital	$598,068	$582,213	$564,158	$565,048	$555,532
Total tier 1 capital	598,068	582,213	564,158	565,048	555,532
Total risk-based capital	612,654	596,708	578,657	579,807	570,336
Total risk-weighted assets	3,685,207	3,679,511	3,558,249	3,492,920	3,453,893

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021

Commercial and industrial	$373,890	$375,735	$360,481	$337,384	$346,184

1-4 Family	116,192	109,710	108,765	108,424	107,873
Hotels	340,404	355,001	337,910	314,902	311,315
Multi-family	174,786	186,440	203,856	209,359	215,677
Non Residential Non-Owner Occupied	585,964	569,369	551,240	637,092	639,818
Non Residential Owner Occupied	174,961	177,673	180,188	200,180	204,233
Commercial real estate (1)	1,392,307	1,398,193	1,381,959	1,469,957	1,478,916

Residential real estate (2)	1,693,523	1,678,770	1,651,005	1,588,860	1,548,965
Home equity	134,317	130,837	125,742	121,460	122,345
Consumer	48,806	41,902	44,580	39,778	40,901
DDA overdrafts	3,415	3,315	2,991	2,466	6,503
Gross Loans	$3,646,258	$3,628,752	$3,566,758	$3,559,905	$3,543,814

Construction loans included in:
(1) - Commercial real estate loans	$4,130	$4,125	$6,767	$14,877	$11,783
(2) - Residential real estate loans	21,122	19,333	18,751	16,253	17,252

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Allowance for Loan Losses
Balance at beginning of period	$17,011	$17,015	$17,280	$18,166	$18,751	$18,166	$24,549

Charge-offs:
Commercial and industrial	(120)	(408)	—	(34)	—	(562)	(245)
Commercial real estate	(31)	—	(24)	—	(276)	(55)	(2,387)
Residential real estate	(66)	(93)	(56)	(50)	(68)	(265)	(265)
Home equity	(189)	(71)	(19)	—	(58)	(279)	(177)
Consumer	(15)	(16)	(9)	(23)	(13)	(63)	(242)
DDA overdrafts	(670)	(719)	(604)	(631)	(635)	(2,624)	(2,151)
Total charge-offs	(1,091)	(1,307)	(712)	(738)	(1,050)	(3,848)	(5,467)

Recoveries:
Commercial and industrial	94	149	32	59	31	334	171
Commercial real estate	120	9	25	53	27	207	224
Residential real estate	49	1	4	45	7	99	127
Home equity	34	2	3	17	6	56	90
Consumer	31	29	19	28	40	107	255
DDA overdrafts	360	383	364	406	354	1,513	1,382
Total recoveries	688	573	447	608	465	2,316	2,249

Net charge-offs	(403)	(734)	(265)	(130)	(585)	(1,532)	(3,218)
Provision for (recovery of) credit losses	500	730	—	(756)	—	474	(3,165)
Balance at end of period	$17,108	$17,011	$17,015	$17,280	$18,166	$17,108	$18,166

Loans outstanding	$3,646,258	$3,628,752	$3,566,758	$3,559,905	$3,543,814
Allowance as a percent of loans outstanding	0.47%	0.47%	0.48%	0.49%	0.51%
Allowance as a percent of non-performing loans	317.3%	320.5%	292.6%	331.3%	290.1%

Average loans outstanding	$3,648,996	$3,596,523	$3,559,713	$3,527,393	$3,522,272	$3,583,526	$3,545,978
Net charge-offs (annualized) as a percent of average loans outstanding	0.04%	0.08%	0.03%	0.01%	0.07%	0.04%	0.09%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Nonaccrual Loans
Residential real estate	$1,969	$2,089	$1,561	$1,786	$2,809
Home equity	55	140	54	99	40
Commercial and industrial	1,015	785	1,360	1,069	996
Commercial real estate	2,166	2,293	2,783	2,241	2,373
Consumer	—	—	—	—	—
Total nonaccrual loans	5,205	5,307	5,758	5,195	6,218
Accruing loans past due 90 days or more	187	—	58	21	43
Total non-performing loans	5,392	5,307	5,816	5,216	6,261
Other real estate owned	909	1,071	946	1,099	1,319
Total non-performing assets	$6,301	$6,378	$6,762	$6,315	$7,580

Non-performing assets as a percent of loans and other real estate owned	0.17%	0.18%	0.19%	0.18%	0.21%

Past Due Loans
Residential real estate	$7,091	$3,452	$5,298	$4,976	$5,321
Home equity	650	521	282	505	618
Commercial and industrial	234	221	130	56	336
Commercial real estate	710	221	46	744	22
Consumer	100	27	49	32	60
DDA overdrafts	391	561	430	392	489
Total past due loans	$9,176	$5,003	$6,235	$6,705	$6,846

Total past due loans as a percent of loans outstanding	0.25%	0.14%	0.17%	0.19%	0.19%

Troubled Debt Restructurings ("TDRs")
Residential real estate	$15,857	$15,657	$16,022	$16,182	$16,943
Home equity	1,286	1,614	1,649	1,694	1,784
Commercial and industrial	333	354	381	397	414
Commercial real estate	102	104	107	1,890	1,914
Consumer	64	68	80	194	225
Total TDRs	$17,642	$17,797	$18,239	$20,357	$21,280

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,824,327	$18,910	4.11%	$1,792,365	$17,640	3.90%	$1,645,167	$15,692	3.78%
Commercial, financial, and agriculture (2)	1,773,937	23,346	5.22%	1,759,567	20,092	4.53%	1,831,461	18,740	4.06%
Installment loans to individuals (2), (3)	50,732	646	5.05%	44,591	683	6.08%	45,644	691	6.01%
Previously securitized loans (4)	***	63	***	***	78	***	***	154	***
Total loans	3,648,996	42,965	4.67%	3,596,523	38,493	4.25%	3,522,272	35,277	3.97%
Securities:
Taxable	1,315,453	11,118	3.35%	1,359,207	9,557	2.79%	1,171,340	5,753	1.95%
Tax-exempt (5)	211,326	1,597	3.00%	215,219	1,555	2.87%	239,096	1,551	2.57%
Total securities	1,526,779	12,715	3.30%	1,574,426	11,112	2.80%	1,410,436	7,304	2.05%
Deposits in depository institutions	162,732	1,245	3.04%	289,460	1,529	2.1%	588,678	217	0.15%
Total interest-earning assets	5,338,507	56,925	4.23%	5,460,409	51,134	3.72%	5,521,386	42,798	3.08%
Cash and due from banks	69,223			81,202			98,111
Premises and equipment, net	71,482			72,196			74,847
Goodwill and intangible assets	115,952			116,297			117,349
Other assets	332,855			278,527			216,780
Less: Allowance for loan losses	(17,332)			(17,224)			(18,756)
Total assets	$5,910,687			$5,991,407			$6,009,717

Liabilities:
Interest-bearing demand deposits	$1,150,327	$684	0.24%	$1,151,122	$272	0.09%	$1,113,693	$131	0.05%
Savings deposits	1,412,246	829	0.23%	1,431,591	358	0.10%	1,338,747	173	0.05%
Time deposits (2)	916,845	1,497	0.65%	964,447	956	0.39%	1,087,280	1,406	0.51%
Short-term borrowings	303,599	1,534	2.00%	270,310	440	0.65%	314,937	132	0.17%
Total interest-bearing liabilities	3,783,017	4,544	0.48%	3,817,470	2,026	0.21%	3,854,657	1,842	0.19%
Noninterest-bearing demand deposits	1,428,013			1,455,123			1,394,599
Other liabilities	134,075			100,303			84,071
Stockholders' equity	565,582			618,511			676,390
Total liabilities and
stockholders' equity	$5,910,687			$5,991,407			$6,009,717
Net interest income		$52,381			$49,108			$40,956
Net yield on earning assets			3.89%			3.57%			2.94%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net (includes PPP fees)		$(41)			$308			$1,106

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$67	$64	$149
Commercial, financial, and agriculture	135	103	243
Installment loans to individuals	4	7	15
Time deposits	21	21	48
	$227	$195	$455

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Twelve Months Ended
	December 31, 2022			December 31, 2021
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,755,772	$68,208	3.88%	$1,658,710	$64,492	3.89%
Commercial, financial, and agriculture (2)	1,781,132	75,390	4.23%	1,838,560	68,784	3.74%
Installment loans to individuals (2), (3)	46,622	2,567	5.51%	48,708	2,831	5.81%
Previously securitized loans (4)	***	373	***	***	568	***
Total loans	3,583,526	146,538	4.09%	3,545,978	136,675	3.85%
Securities:
Taxable	1,288,252	34,445	2.67%	1,075,550	23,071	2.15%
Tax-exempt (5)	218,588	6,217	2.84%	242,125	6,362	2.63%
Total securities	1,506,840	40,662	2.7%	1,317,675	29,433	2.23%
Deposits in depository institutions	357,184	3,794	1.06%	568,928	693	0.12%
Total interest-earning assets	5,447,550	190,994	3.51%	5,432,581	166,801	3.07%
Cash and due from banks	88,581			92,847
Premises and equipment, net	72,590			76,069
Goodwill and intangible assets	116,469			117,899
Other assets	271,685			216,493
Less: Allowance for loan losses	(17,687)			(21,922)
Total assets	$5,979,188			$5,913,967

Liabilities:
Interest-bearing demand deposits	$1,150,007	$1,234	0.11%	$1,071,628	$504	0.05%
Savings deposits	1,414,727	1,544	0.11%	1,291,225	689	0.05%
Time deposits (2)	983,046	4,666	0.47%	1,157,502	8,213	0.71%
Short-term borrowings	284,611	2,211	0.78%	298,413	489	0.16%
Total interest-bearing liabilities	3,832,391	9,655	0.25%	3,818,768	9,895	0.26%
Noninterest-bearing demand deposits	1,429,415			1,315,801
Other liabilities	98,553			84,377
Stockholders' equity	618,829			695,021
Total liabilities and
Stockholders' equity	$5,979,188			$5,913,967
Net interest income		$181,339			$156,906
Net yield on earning assets			3.33%			2.89%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net (includes PPP fees)		$568			$3,550

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$298	$620
Commercial, financial, and agriculture	642	1,198
Installment loans to individuals	45	87
Time deposits	83	193
	$1,068	$2,098

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Net Interest Income/Margin
Net interest income ("GAAP")	$52,045	$48,782	$41,290	$37,916	$40,631	$180,033	$155,573
Taxable equivalent adjustment	336	326	321	323	325	1,306	1,333
Net interest income, fully taxable equivalent	$52,381	$49,108	$41,611	$38,239	$40,956	$181,339	$156,906

Average interest earning assets	$5,338,507	$5,460,409	$5,485,604	$5,507,397	$5,521,386	$5,447,550	$5,432,581

Net Interest Margin	3.89%	3.57%	3.04%	2.82%	2.94%	3.33%	2.89%
Accretion related to fair value adjustments	(0.02)%	(0.01)%	(0.02)%	(0.03)%	(0.03)%	(0.02)%	(0.04)%
Net Interest Margin (excluding accretion)	3.87%	3.56%	3.02%	2.79%	2.91%	3.31%	2.85%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	9.83%	9.22%	9.48%	10.52%	11.34%
Effect of goodwill and other intangibles, net	(1.81)%	(1.81)%	(1.72)%	(1.77)%	(1.76)%
Tangible common equity to tangible assets	8.02%	7.41%	7.76%	8.75%	9.58%